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                   [LETTERHEAD OF BROBECK PHLEGER & HARRISON LLP]

                                   July 16, 1999

Novex
11040 Roselle Street
San Diego, California  92121


Ladies and Gentlemen:

          We have acted as counsel for Novex, a California corporation ("Novex"), in connection with (i) the preparation and execution of the Agreement and Plan of Merger dated as of June 14, 1999, (the "Agreement") by and among Invitrogen Corporation, a Delaware corporation ("Invitrogen"), Invo Merger Corporation, a California corporation wholly owned by Invitrogen ("Sub"), and Novex, and (ii) the preparation and filing with the Securities and Exchange Commission of a Form S-4 Registration Statement relating to the Merger (the "Registration Statement") including the Joint Proxy Statement/Prospectus contained therein. Pursuant to the Agreement, Sub will merge with and into Novex (the "Merger"), and Novex will become a wholly owned subsidiary of Invitrogen. Except as otherwise defined, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

          For the purpose of rendering this opinion, we have reviewed and are relying (or will rely) upon (without any independent investigation) the truth and accuracy, at all relevant times, of the statements, descriptions, representations and warranties contained in the Agreement (including all schedules and exhibits thereto), the Registration Statement and such other instruments and documents related to the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

          In connection with rendering this opinion, we have assumed or obtained representations and are relying thereon (without any independent investigation or review thereof) that:

          1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

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          2.   The Merger will be consummated in accordance with the Agreement
(without any waiver, breach or amendment of any of the provisions thereof) and will be effective under the laws of California and Delaware.

          Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading "Federal Income Tax Considerations," insofar as they constitute statements of law or legal conclusions, and as such description relates to the shareholders of Novex, are correct in all material respects.

          We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth in the Registration Statement under the heading "Federal Income Tax Considerations" and as relating to the shareholders of Novex.

          This opinion letter represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

          This opinion is rendered to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the federal income tax consequences of the Merger, including any amendments to the Registration Statement. This opinion may not be relied upon for any other purpose, and may not be made available to any other person, without our prior written consent.

                                        Very truly yours,

                                        /s/ BROBECK PHLEGER & HARRISON LLP

                                        BROBECK, PHLEGER & HARRISON LLP